                                                                 Exhibit 99.8.11

                          FUND PARTICIPATION AGREEMENT

                                      AMONG

                       RIVERSOURCE LIFE INSURANCE COMPANY

                              WANGER ADVISORS TRUST

                     COLUMBIA WANGER ASSET MANAGEMENT, L.P.

                                       AND

                     COLUMBIA MANAGEMENT DISTRIBUTORS, INC.

                                  APRIL 2, 2007

                                TABLE OF CONTENTS

ARTICLE I .       Sale and Redemption of Fund Shares ..................................................      2

ARTICLE II .      Representations and Warranties ......................................................      5

ARTICLE III .     Prospectuses and Proxy Statements; Voting ...........................................     11

ARTICLE IV .      Sales Material and Information ......................................................     12

ARTICLE V .       Fees and Expenses ...................................................................     13

ARTICLE VI .      Diversification and Qualification ...................................................     14

ARTICLE VII .     Potential Conflicts and Compliance With Mixed and Shared Funding Exemptive Order ....     15

ARTICLE VIII .    Indemnification .....................................................................     17

ARTICLE IX .      Applicable Law ......................................................................     20

ARTICLE X .       Termination .........................................................................     21

ARTICLE XI .      Notices .............................................................................     23

ARTICLE XII .     Miscellaneous .......................................................................     23

SCHEDULE A ............................................................................................     28

RiverSource Life Insurance Company ....................................................................     28

SCHEDULE B ............................................................................................     30

                             PARTICIPATION AGREEMENT

      THIS AGREEMENT, made and entered into as of this 2nd day of April, 2007, by and among the following parties:

      - RIVERSOURCE LIFE INSURANCE COMPANY (the "Company"), organized under the laws of the State of Minnesota on its own behalf and on behalf of each of its separate accounts named in Schedule A to this Agreement, as may be amended from time to time (each account referred to as an "Account");

      - WANGER ADVISORS TRUST (the "Fund"), an open-end management investment company organized under the laws of the Commonwealth of Massachusetts;

      - COLUMBIA WANGER ASSET MANAGEMENT, L.P. (the "Adviser"), a Delaware limited partnership; and

      - COLUMBIA MANAGEMENT DISTRIBUTORS, INC. (the "Distributor"), a Massachusetts corporation.

      WHEREAS, American Enterprise Life Insurance Company merged with and into IDS Life Insurance Company (followed by an "intact transfer" of the Accounts of American Enterprise Life Insurance Company to IDS Life Insurance Company by operation of law and incident to a merger that occurred on December 31, 2006) and IDS Life Insurance Company was renamed RiverSource Life Insurance Company simultaneously with the merger; and

      WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and/or variable annuity contracts (collectively, the "Variable Insurance Products") to be offered by insurance companies that have entered into participation agreements similar to this Agreement (hereinafter "Participating Insurance Companies"); and

      WHEREAS, the beneficial interest in the Fund is divided into several series of shares, each designated a "portfolio" and representing the interest in a particular managed portfolio of securities and other assets; and

      WHEREAS, the Fund is able to rely on an order from the Securities and Exchange Commission (hereinafter the "SEC") granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of life insurance companies that may or may not be affiliated with one another and qualified pension and retirement plans ("Qualified Plans") (hereinafter the "Mixed and Shared Funding Exemptive Order"); and

      WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and shares of the portfolios are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

      WHEREAS, the Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

      WHEREAS, the Distributor is duly registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, (the "1934 Act") and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

      WHEREAS, the Company issues certain variable life insurance policies and/or variable annuity contracts supported wholly or partially by the Accounts (the "Contracts"). The Contracts are listed on Schedule A attached hereto and incorporated herein by reference, as such schedule may be amended from time to time by mutual written agreement of the parties; and

      WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company under applicable state insurance laws to set aside and invest assets attributable to the Contracts; and

      WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the portfolios listed on Schedule A attached hereto and incorporated herein by reference, as such schedule may be amended from time to time by mutual written agreement of the parties (the "Portfolios"), on behalf of the Accounts to fund the Contracts, and the Distributor is authorized to sell such shares to unit investment trusts such as the Accounts at net asset value; and

      WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company also intends to continue to purchase shares in other open-end investment companies or series thereof not affiliated with the Fund (the "Unaffiliated Funds") on behalf of the Accounts to fund the Contracts.

      NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund, the Distributor and the Adviser agree as follows:

ARTICLE I. Sale and Redemption of Fund Shares

      1.1 The Distributor agrees to sell to the Company those shares of the Portfolios which the Account orders, executing such orders on each Business Day at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Portfolios, subject to the terms and conditions set forth in the Fund's then-current prospectus. For purposes of this
Section 1.1, the Company shall be the designee of the Fund for receipt of such orders and receipt by such designee shall constitute receipt by the Fund, provided that the Fund receives notice of any such order by 10:00 a.m. Eastern time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which a Portfolio calculates its net asset value pursuant to the rules of the SEC.

      1.2 The Fund agrees to make shares of the Portfolios available for purchase at the applicable net asset value per share by the Company and the Accounts on those days on which the Fund calculates its Portfolios' net asset value pursuant to rules of the SEC, and the Fund shall calculate such net asset value on each day on which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Fund may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Fund acting in good faith, necessary or appropriate in the best interests of the shareholders of such Portfolio. All orders received by the Company shall be subject to the terms of the then current prospectus of the Fund. The Company acknowledges that orders received by it in violation of the Fund's stated policies may be subsequently revoked or cancelled by the Fund and that the Fund shall not be responsible for any losses incurred by the Company or the Contract owner as a result of such cancellation. In addition, the Company acknowledges that the Fund has the right to refuse any purchase order for the reasons stated in the current prospectus of the Fund.

      1.3 The Fund will not sell shares of the Portfolios to any other Participating Insurance Company separate account unless an agreement containing provisions the substance of which are the same as Sections 2.1, 2.2 (except with respect to designation of applicable law), 3.6, 3.7, 3.8 and Article VII of this Agreement is in effect to govern such sales.

      1.4 The Fund agrees to redeem for cash, on the Company's request, any full or fractional shares of the Portfolios held by the Company, executing such requests on each Business Day at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. For purposes of this
Section 1.4, the Company shall be the designee of the Fund for receipt of requests for redemption and receipt by such designee shall constitute receipt by the Fund, provided that the Fund receives notice of any such request for redemption by 10:00 a.m. Eastern time on the next following Business Day.

      1.5 The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund's shares may be sold to other Participating Insurance Companies (subject to Section 1.3) and the cash value of the Contracts may be invested in other investment companies, the Company's registered or unregistered modified guaranteed annuity accounts and the Company's fixed account.

      1.6 The Company shall pay for Fund shares by 3:00 p.m. Eastern time on the next Business Day after an order to purchase Fund shares is received in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire and/or by a credit for any shares redeemed the same day as the purchase.

      1.7 The Fund shall pay and transmit the proceeds of redemptions of Fund shares by 11:00 a.m. Eastern Time on the next Business Day after a redemption order is received in accordance with Section 1.4 hereof; provided, however, that the Fund may delay payment in extraordinary circumstances to the extent permitted under Section 22(e) of the 1940 Act. Payment shall be in federal funds transmitted by wire and/or a credit for any shares purchased the same day as the redemption.

      Each party has the right to rely on information or confirmations provided by the other party (or by an affiliate of the other party), and shall not be liable in the event that an error is a result of any misinformation supplied by the other party, or its affiliate thereof.

      1.8 Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or the Accounts. Shares purchased from the Fund will be recorded in an appropriate title for the relevant Account or the relevant sub-account of an Account.

      1.9 The Fund shall furnish same day notice (by electronic communication or telephone, followed by electronic confirmation) to the Company of any income, dividends or capital gain distributions payable on a Portfolio's shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify the Company by the end of the next following Business Day of the number of shares so issued as payment of such dividends and distributions.

      1.10 The Fund shall make the net asset value per share for each Portfolio available to the Company on each Business Day as soon as reasonably practicable after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:00 p.m. Eastern time. In the event of an error in the computation of a Portfolio's net asset value per share ("NAV") or any dividend or capital gain distribution (each, a "pricing error"), the Adviser or the Fund shall notify the Company as soon as possible after discovery of the error. Such notification may be oral, but shall be confirmed promptly in writing. A pricing error shall be corrected as follows:
(a) if the pricing error results in a difference between the erroneous NAV and the correct NAV of less than $0.01 per share, then no corrective action need be taken; (b) if the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than $0.01 per share, but less than 1/2 of 1% of the Portfolio's NAV at the time of the error, then the Adviser shall reimburse the Portfolio for any loss, after taking into consideration any positive effect of such error; however, no adjustments to Contract owner accounts need be made; and (c) if the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than 1/2 of 1% of the Portfolio's NAV at the time of the error, then the Adviser shall reimburse the Portfolio for any loss (without taking into consideration any positive effect of such error) and shall reimburse the Company for the costs of adjustments made to correct Contract owner accounts. Upon notification by the Adviser of any overpayment due to a material error, the Company shall promptly remit to the Adviser any overpayment that has not been paid to Contract owners. In no event shall the Company be liable to Contract owners for any such adjustments or underpayment amounts. Only a pricing error within categories (b) or (c) above shall be deemed to be "materially incorrect" or constitute a "material error" for purposes of this Agreement. The standards set forth in this
Section 1.10 are based on the parties' understanding of the views expressed by the staff of the SEC as of the date of this Agreement. In the event the views of the SEC staff are later modified or superseded by SEC or judicial interpretation, the parties shall amend the foregoing provisions of this Agreement to comport with the appropriate applicable standards, on terms mutually satisfactory to all parties.

      1.11 The parties agree to mutually cooperate with respect to any state insurance law restriction or requirement applicable to the Fund's investments; provided, however, that the Fund reserves the right not to implement restrictions or take other actions required by state insurance law if the Fund or the Adviser determines that the implementation of the restriction or other action is not in the best interest of Fund shareholders.

ARTICLE II. Representations and Warranties

      2.1. The Company represents and warrants that: (a) the securities issued by the Accounts under the Contracts are or will be registered under the 1933 Act, or are not so registered in proper reliance upon an exemption from such registration requirements (in the event the Company or Account relies upon an exemption from such registration requirements, the Company undertakes to promptly so notify the Fund); (b) the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and (c) the sale of the Contracts shall comply in all material respects with state insurance suitability requirements.

      2.2. The Company represents and warrants that: (a) it is an insurance company duly organized and in good standing under applicable law; (b) it, or a wholly-owned subsidiary insurance company, has legally and validly established each Account prior to any issuance or sale of units thereof as a segregated asset account under applicable state insurance law; and (c) it has registered each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts and will maintain such registration for so long as any Contracts are outstanding as required by applicable law or, alternatively, the Company has not registered one or more Accounts in proper reliance upon an exclusion from such registration requirements.

      2.3. The Fund represents and warrants that: (a) the Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act; (b) the Fund shares sold pursuant to this Agreement shall be duly authorized for issuance and sold in compliance with all applicable state and federal securities laws including without limitation the 1933 Act, the 1934 Act, and the 1940 Act; (c) the Fund is and shall remain registered under the 1940 Act; and (d) the Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares.

      2.4. The Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act, although it may make such payments in the future subject to applicable law and after providing notice to the Company.

      2.5. The Fund represents and warrants that it shall register and qualify the shares for sale in accordance with the laws of the various states if and to the extent required by applicable law.

      2.6. The Fund represents and warrants that it is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act.

      2.7. The Fund makes no representations as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states.

      2.8. The Adviser represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Fund in compliance in all material respects with any applicable state and federal securities laws.

      2.9. The Distributor represents and warrants that it is and shall remain duly registered as a broker-dealer under all applicable federal and state securities laws and is a member in good standing with the NASD, and that it shall perform its obligations for the Fund in compliance in all material respects with the laws of any applicable state and federal securities laws.

      2.10. The Fund and the Adviser represent and warrant that all of their respective officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Fund are, and shall continue to be at all times, covered by one or more blanket fidelity bonds or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bonds shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

      2.11. The Fund and the Adviser represent and warrant that they will provide the Company with as much advance notice as is reasonably practicable of any material change affecting the Portfolios (including, but not limited to, any material change in the registration statement or prospectus affecting the Portfolios) and any proxy solicitation affecting the Portfolios and consult with the Company in order to implement any such change in an orderly manner, recognizing the expenses of changes and attempting to minimize such expense by implementing them in conjunction with regular annual updates of the prospectus for the Contracts where reasonably practicable.

      2.12. The Company represents and warrants, for purposes other than diversification under Section 817 of the Internal Revenue Code of 1986 as amended (the "Code"), that the Contracts are currently and at the time of issuance will be treated as annuity contracts or life insurance policies under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify the Fund, the Distributor and the Adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future. In addition, the Company represents and warrants that each Account is a "segregated asset account" and that interests in each Account are offered exclusively through the purchase of or transfers into a "variable contract" within the meaning of such terms under Section 817 of the Code and the regulations thereunder. The Company will use every effort to continue to meet such definitional requirements, and it will notify the Fund, the Distributor and the Adviser immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future. The Company represents and warrants that it will not purchase Fund shares with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.

      2.13. The Company represents and warrants that it will comply with all applicable laws and regulations designed to prevent money laundering including, without limitation, the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (Title III of the USA PATRIOT ACT), and if required by such laws or regulations, to share with the Fund, the Distributor and the Adviser information about the individuals, entities, organizations and countries suspected of possible terrorist or money laundering activities in accordance with Section 314(b) of the USA PATRIOT ACT.

      2.14 The Fund, the Distributor and the Adviser represent and warrant that each of them will comply with all applicable laws and regulations designed to prevent money laundering including, without limitation, the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (Title III of the USA PATRIOT ACT), and if required by such laws or regulations, to share with the Company information about the individuals, entities, organizations and countries suspected of possible terrorist or money laundering activities in accordance with Section 314(b) of the USA PATRIOT ACT.

      2.15. The Company represents and warrants that it is currently in compliance, and will remain in compliance, with all applicable laws, rules and regulations relating to consumer privacy, including, but not limited to, Regulation S-P.

      2.16. The Company represents and warrants that it has adopted, and will at all times during the term of this Agreement maintain, reasonable and appropriate procedures ("Late Trading Procedures") reasonably designed to ensure that any and all orders relating to the purchase, sale or exchange of Fund shares communicated to the Fund to be treated in accordance with Article I of this Agreement as having been received on a Business Day, have been received by the Valuation Time on such Business Day and were not modified after the Valuation Time, and that all orders received from Contract owners but not rescinded by the Valuation Time were communicated to the Fund or its agent as received for that Business Day. "Valuation Time" shall mean the time as of which the Fund calculates net asset value for the shares of the Portfolios on the relevant Business Day. The Company represents and warrants that it has adopted and implemented controls reasonably designed to ensure that all orders received by the Company after the close of the New York Stock Exchange on a particular Business Day will not be aggregated with orders received by the Company before the close of the New York Stock Exchange on such Business Day.

      2.17. Each transmission of orders by the Company shall constitute a representation by the Company that such orders are accurate and complete and relate to orders received by the Company by the Valuation Time on the Business Day for which the order is to be priced and that such transmission includes all orders relating to Fund shares received from Contract owners but not rescinded by the Valuation Time. The Company agrees to provide its Late Trading Procedures to the Fund or its designee for inspection and review at the Company's offices during normal business hours. In addition, the Company agrees to provide the Fund or its designee such certifications and representations regarding the Late Trading Procedures as the Fund or its designee may reasonably request. The Company will promptly notify the Fund in writing of any material change to the Late Trading Procedures.

      2.18 (a) The Company acknowledges that the Fund has adopted policies designed to prevent frequent purchases and redemptions of any Portfolio shares in quantities great enough to disrupt orderly management of the corresponding Fund's investment portfolio. These policies are disclosed in the Fund's prospectus(es). The Fund and Distributor agree to give Company prompt written notice of material changes to the Fund's disruptive trading policies and procedures (and revisions thereto). The Fund and Distributor acknowledge that the Company, on behalf of its Account(s), has adopted policies reasonably designed to detect and deter frequent transfers of Contract value among the subaccounts of the Account(s) including those investing in Portfolio shares which are available as investment options under the Contracts (such policies and procedures "Frequent Trading Policies"). The Frequent Trading Policies are described in the current prospectuses of the Account(s) through which the Contracts are offered. The Company agrees to provide the Frequent Trading Policies to the Fund or its designee for inspection and review at the Company's offices during normal business hours. In addition, the Company agrees to provide the Fund or its designee such certifications and representations regarding its Frequent Trading Policies as the Fund or its designee may reasonably request. The Company will promptly notify the Fund in writing of any material change to the Frequent Trading Policies.

      (b) In recognition of the requirements contained in Rule 22c-2 under the 1940 Act, the Company will provide the Fund or its designee promptly upon written request, the taxpayer identification number ("TIN"), if known, the Individual/International Taxpayer Identification Number ("ITIN"), or other government-issued identifier ("GII") of any or all Shareholder(s) of the account and the amount, date, and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of shares held through an account maintained by the Company during the period covered by the request. Unless otherwise specifically requested by the Fund, the Company shall only be required to provide information relating to Shareholder-Initiated Transfer Purchases or Shareholder-Initiated Transfer Redemptions.

            (i) Requests must set forth a specific period, not to exceed ninety
(90) days from the date of the request, for which transaction information is sought. The Fund may request transaction information older than ninety (90) days from the date of the request as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

            (ii) The Company agrees to transmit the requested information that is on its books and records to the Fund or its designee promptly, but in any event not later than ten (10) business days, after receipt of a request. If the requested information is not on the Company's books and records, the Company agrees to: (i) provide or arrange to provide to the Fund the requested information from Shareholders who hold an account with an indirect intermediary; or (ii) if directed by the Fund, block further purchases of Fund shares from such indirect intermediary. In such instance, the Company agrees to inform the Fund whether it plans to perform (i) or (ii). Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format. For purposes of this provision, an "indirect intermediary" has the same meaning as in SEC Rule 22c-2 under the 1940 Act.

            (iii) The Fund and its designees (including Columbia Management Services, Inc., the Fund's transfer agent and designee pursuant to this Section 2.18) agree that the use of the information received from the Company shall be in accordance with the confidentiality provisions contained in Section 12.1 of this Agreement.

            (iv) When the Fund has given the Company a written instruction pursuant to Section 2.18(c) below, the Fund may request and the Company will provide the Fund with the name or other identifier of any investment professional who is listed on the Company's records as the agent of record for the restricted Shareholder if the investment professional is employed by a broker dealer affiliate of the Company. If the restricted Shareholder's Contract was sold by a broker dealer firm not affiliated with the Company, the Company will provide the Fund with the name of the selling broker dealer firm.

      (c) In further recognition of the requirements contained in Rule 22c-2 of the 1940 Act, the Company agrees to execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of shares by a Shareholder that has been identified by the Fund as having engaged in transactions of the Fund's shares (directly or indirectly through the Company's account) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund. Unless otherwise directed by the Fund, any such restrictions or prohibitions shall only apply to Shareholder-Initiated Transfer Purchases or Shareholder-Initiated Transfer Redemptions that are affected directly or indirectly through the Company.

            (i) Instructions must include the TIN, ITIN or GII and the specific restriction(s) to be executed, including how long the restriction(s) is (are) to remain in place. If the TIN, ITIN, or GII associated with the Shareholder is not known, the Fund or its designee will contact the Company and the Company will again provide the Fund or its designee with the TIN, ITIN or GII. Upon request by the Company, the Fund will provide a brief written explanation specifying how the Shareholder's trading activity violated the affected Funds' market timing or other abusive trading policies that the Company may provide to the Shareholder.

            (ii) The Company agrees to execute instructions as soon as reasonably practicable, but not later than five (5) Business Days after receipt of the instructions by the Company.

            (iii) The Company must provide written confirmation to the Fund that instructions have been executed. The Company agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) Business Days after the instructions have been executed.

      (d) For purposes of this Section 2.18:

            (i) The term "Fund" includes the Adviser, and Columbia Management Services, Inc., but does not include any "excepted funds" as defined in SEC Rule 22c-2(b) under the 1940 Act.

            (ii) The term "Shareholder" means the holder of interests under a Contract.

            (iii) The term "Shareholder-Initiated Transfer Purchase" means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract to a Fund, but does not include transactions that are executed: (i) automatically pursuant to a contractual or systematic program or enrollment such as transfer of assets within a Contract to a Fund as a result of "dollar cost averaging" programs, insurance company approved asset allocation programs, or automatic rebalancing programs; (ii) pursuant to a Contract death benefit; (iii) one-time step-up in Contract value pursuant to a Contract death benefit; (iv) allocation of assets to a Fund through a Contract as a result of payments such as loan repayments, scheduled contributions, retirement plan salary reduction contributions, or planned premium payments to the Contract; or (v) prearranged transfers at the conclusion of a required free look period.

            (iv) The term "Shareholder-Initiated Transfer Redemption" means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract out of a Fund, but does not include transactions that are executed: (i) automatically pursuant to a contractual or systematic program or enrollments such as transfers of assets within a Contract out of a Fund as a result of annuity payouts, loans, systematic withdrawal programs, insurance company approved asset allocation programs and automatic rebalancing programs; (ii) as a result of any deduction of charges or fees under a Contract; (iii) within a Contract out of a Fund as a result of scheduled withdrawals or surrenders from a Contract; or (iv) as a result of payment of a death benefit from a Contract.

      2.19 The Company agrees to provide the Fund or its designee with reasonable assurance that it has implemented effective compliance policies and procedures administered by qualified personnel as required by and in accordance with any and all applicable laws, rules and regulations. The Company acknowledges: (a) that it has adopted and implemented written compliance policies and procedures reasonably designed to prevent the Company from violating the Federal Securities Laws (as defined in Rule 38a-1) in its provision of services to the Fund pursuant to this Agreement; and (b) that it will provide the Fund or its designee reasonable access (i) to the Chief Compliance Officer of the Account, who will confer as needed with the Fund or its designee regarding the written compliance policies and procedures of the Accounts (including the Frequent Trading Policies), and (ii) such written policies and procedures for inspection and review at the Company's offices during normal business hours.

      2.20 Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or board action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

ARTICLE III. Prospectuses and Proxy Statements; Voting

      3.1. At least annually, the Adviser or Distributor shall provide the Company with as many copies of the Fund's current prospectus as the Company may reasonably request, with expenses to be borne in accordance with Schedule B hereof. If requested by the Company in lieu thereof, the Adviser, Distributor or Fund shall provide such documentation (including an electronic version of the current prospectus) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Fund is amended) to have the prospectus for the Contracts and the prospectus for the Fund printed together in one document.

      3.2. If applicable state or federal laws or regulations require that the Statement of Additional Information ("SAI") for the Fund be distributed to all Contract owners, then the Fund, Distributor and/or the Adviser shall provide the Company with copies of the Fund's SAI in such quantities, with expenses to be borne in accordance with Schedule B hereof, as the Company may reasonably require to permit timely distribution thereof to Contract owners. The Adviser, Distributor and/or the Fund shall also provide an SAI to any Contract owner or prospective owner who requests such SAI from the Fund.

      3.3. The Fund, Distributor and/or Adviser shall provide the Company with copies of the Fund's proxy materials, reports to shareholders and other communications to shareholders in such quantity, with expenses to be borne in accordance with Schedule B hereof, as the Company may reasonably require to permit timely distribution thereof to Contract owners. The Fund will provide written instructions to the Company each time the Fund furnishes an amendment or supplement to the Fund's current prospectus or SAI directing the Company as to whether the amendment or supplement is to be provided (a) immediately to existing Contract owners who have Contract value allocated to the Fund or (b) is to be held and combined with another Fund or Contract related mailing as permitted by applicable federal securities laws. The Fund agrees that the instruction it gives to the Company in each instance will be substantively identical to instructions provided to other Participating Insurance Companies. Absent written instructions from the Fund directing otherwise, amendments and supplements to the Fund's current prospectus or SAI may be held and combined with another Fund or Contract related mailing as permitted by applicable federal securities laws.

      3.4. It is understood and agreed that, except with respect to information regarding the Company provided in writing by that party, the Company shall not be responsible for the content of the prospectus or SAI for the Fund. It is also understood and agreed that, except with respect to information regarding the Fund, the Distributor, the Adviser or the Portfolios provided in writing by the Fund, the Distributor or the Adviser, neither the Fund, the Distributor nor Adviser are responsible for the content of the prospectus or SAI for the Contracts.

      3.5 In the event that the Fund initiates (a) a reorganization of a Portfolio as defined by Section 2 of the 1940 Act, or (ii) a change in the name of a Portfolio or the Fund, the Fund, the Distributor or the Adviser as they may among themselves determine, shall reimburse the Company for the Company's verifiable costs associated with the aforementioned actions. The Company agrees to use its best efforts to minimize any costs incurred under this Section and shall provide the Fund, the Distributor and the Adviser with acceptable documentation of any such costs incurred.

      3.6. If and to the extent required by law the Company shall:

           (a)   solicit voting instructions from Contract owners;

            (b) vote the Portfolio shares held in the Accounts in accordance with instructions received from Contract owners;

            (c) vote Portfolio shares held in the Accounts for which no instructions have been received in the same proportion as Portfolio shares for which instructions have been received from Contract owners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners; and

            (d) vote Portfolio shares held in its general account or otherwise in the same proportion as Portfolio shares for which instructions have been received from Contract owners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require such voting by the insurance company. The Company reserves the right to vote Fund shares in its own right, to the extent permitted by law.

      3.7. The Company shall be responsible for assuring that each of its separate accounts holding shares of a Portfolio calculates voting privileges as directed by the Fund and agreed to by the Company and the Fund. The Fund agrees to promptly notify the Company of any changes of interpretations or amendments of the Mixed and Shared Funding Exemptive Order.

      3.8. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders. Further, the Fund will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors or trustees and with whatever rules the SEC may promulgate with respect thereto.

ARTICLE IV. Sales Material and Information

      4.1. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, a copy of each piece of sales literature or other promotional material that the Company develops or proposes to use and in which the Fund (or Portfolio thereof), the Adviser or the Distributor is named in connection with the Contracts, at least ten (10) Business Days prior to its use. No such material shall be used if the Fund objects to such use within five (5) Business Days after receipt of such material.

      4.2. The Company shall not give any information or make any representations or statements on behalf of the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement, including the prospectus or SAI for the Fund shares, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by the Fund, Distributor or Adviser, except with the permission of the Fund, Distributor or Adviser.

      4.3. The Fund, the Adviser or the Distributor shall furnish, or shall cause to be furnished, to the Company, a copy of each piece of sales literature or other promotional material in which the Company and/or its Accounts are named at least ten (10) Business Days prior to its use. No such material shall be used if the Company objects to such use within five (5) Business Days after receipt of such material.

      4.4. The Fund, the Distributor and the Adviser shall not give any information or make any representations on behalf of the Company or concerning the Company, the Accounts, or the Contracts other than the information or representations contained in a registration statement, including the prospectus or SAI for the Contracts, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

      4.5. For purposes of Articles IV and VIII, the phrase "sales literature and other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media; e.g., on-line networks such as the Internet or other electronic media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and shareholder reports, and proxy materials (including solicitations for voting instructions) and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

      4.6. At the request of any party to this Agreement, each other party will make available to the other party's independent auditors and/or representatives of the appropriate regulatory agencies, all records, data and access to operating procedures that may be reasonably requested in connection with compliance and regulatory requirements related to this Agreement or any party's obligations under this Agreement.

ARTICLE V. Fees and Expenses

      5.1. The Fund, the Distributor and the Adviser shall pay no fee or other compensation to the Company under this Agreement, and the Company shall pay no fee or other compensation to the Fund, the Distributor or Adviser under this Agreement; provided, however, (a) the parties will bear their own expenses as reflected in Schedule B and other provisions of this Agreement, (b) the parties may enter into other agreements relating to the Company's investment in the Fund, including services agreements and (c) each party shall in accordance with the allocation of expenses reflected in Schedule B and other provisions of this Agreement promptly reimburse other parties for expenses initially paid by one party but allocated to another party.

ARTICLE VI. Diversification and Qualification

      6.1. The Fund, Distributor and Adviser represent and warrant that the Fund and each Portfolio thereof will at all times comply with Section 817(h) of the Code and Treasury Regulation Section 1.817-5, as amended from time to time, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications or successor provisions to such Section or Regulations. The Fund, the Distributor or the Adviser shall, upon request, provide to the Company a quarterly written diversification report, which shall show the results of the quarterly

Section 817(h) diversification test and include a certification as to whether each Portfolio complies with the Section 817(h) diversification requirement.

      6.2. The Fund, the Distributor and the Adviser agree that shares of the Portfolios will be sold only to Participating Insurance Companies and their separate accounts and to Qualified Plans. No shares of any Portfolio of the Fund will be sold to the general public. However, it is understood by the Company that the Fund may sell shares of any Portfolio to any person eligible to invest in that Portfolio in accordance with applicable provisions of Section 817(h) under the Code and the regulations thereunder and the terms of the Mixed and Shared Funding Exemptive Order.

      6.3. The Fund, the Distributor and the Adviser represent and warrant that the Fund and each Portfolio is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that each Portfolio will maintain such qualification (under Subchapter M or any successor or similar provisions) as long as this Agreement is in effect.

      6.4 The Fund, the Distributor or the Adviser will notify the Company immediately upon having a reasonable basis for believing that the Fund or any Portfolio has ceased to comply with the aforesaid Section 817(h) diversification or Subchapter M qualification requirements.

      6.5 Without in any way limiting the effect of Sections 8.2, 8.3 and 8.4 hereof and without in any way limiting or restricting any other remedies available to the Company, the Adviser or the Distributor will pay all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of the Fund or any Portfolio to comply with Section 6.1,
6.2 or 6.3 hereof, including all costs associated with reasonable and appropriate corrections or responses to any such failure; such costs may include, but are not limited to, the costs involved in creating, organizing, and registering a new investment company as a funding medium for the Contract and/or costs of obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Portfolio (including but not limited to an order pursuant to Section 26(c) of the 1940 Act.

      6.6. The Company agrees that if the Internal Revenue Service ("IRS") asserts in writing in connection with any governmental audit or review of the Company (or, to the Company's knowledge, of any Contract owner) that any Portfolio has failed to comply with the diversification requirements of Section 817(h) of the Code or the Company otherwise becomes aware of any facts that could give rise to any claim against the Fund, Distributor or Adviser as a result of such a failure or alleged failure, the Company shall promptly notify the Fund, the Distributor and the Adviser or such assertion or potential claim.

ARTICLE VII. Potential Conflicts and Compliance With Mixed and Shared Funding
             Exemptive Order

      7.1. The Board of Trustees of the Fund (the "Board") will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the Contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including:
(a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities;
(c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio is being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners or by contract owners of different Participating Insurance Companies; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of Contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

      7.2. The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Mixed and Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever Contract owner voting instructions are to be disregarded. Such responsibilities shall be carried out by the Company with a view only to the interests of its Contract owners.

      7.3. If it is determined by a majority of the Board, or a majority of its directors who are not interested persons of the Fund, the Distributor, the Adviser or any subadviser to any of the Portfolios (the "Independent Directors"), that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the Independent Directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

      7.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the Account's investment in the Fund and terminate this Agreement; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Directors. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six-month period the Adviser, the Distributor and the Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund, subject to the terms of the Fund's then-current prospectus.

      7.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the Account's investment in the Fund and terminate this Agreement within six months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Directors. Until the end of the foregoing six-month period, the Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund, subject to the terms of the Fund's then-current prospectus.

      7.6. For purposes of Sections 7.3 through 7.5 of this Agreement, a majority of the Independent Directors shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Fund and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the Independent Directors.

      7.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable: and (b) Sections 3.6, 3.7, 3.8, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII. Indemnification

      8.1. Indemnification by the Company

            (a) The Company agrees to indemnify and hold harmless the Fund, the Distributor and the Adviser and each of their respective officers and directors or trustees and each person, if any, who controls the Fund, Distributor or Adviser within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, expenses, damages and liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

                  (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus or SAI covering the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Fund for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                  (ii) arise out of or as a result of statements or
            representations (other than statements or representations contained in the registration statement, prospectus or sales literature or other promotional material of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund Shares; or

                  (iii) arise out of any untrue statement or alleged untrue
            statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature or other promotional material of the Fund, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished in writing to the Fund by or on behalf of the Company; or

                  (iv) arise as a result of any failure by the Company to
            provide the services and furnish the materials under the terms of this Agreement; or

                  (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, including without limitation Section 2.12 and Section 6.4 hereof, as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

            (b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

            (c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Company has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

            (d) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of share of the Portfolios or the operation of the Fund.

      8.2. Indemnification by the Adviser

            (a) The Adviser agrees to indemnify and hold harmless the Company and its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Portfolios or the Contracts and:

                  (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature or other promotional material of the Fund prepared by the Fund, the Distributor or the Adviser (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Adviser, the Distributor or the Fund by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Fund or in sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or the Portfolios; or

                  (ii) arise out of or as a result of statements or
            representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature or other promotional material for the Contracts not supplied by the Adviser or persons under its control) or wrongful conduct of the Fund, the Distributor or the Adviser or persons under their control, with respect to the sale or distribution of the Contracts or Portfolios; or

                  (iii) arise out of any untrue statement or alleged untrue
            statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature or other promotional material covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to the Company by or on behalf of the Adviser, the Distributor or the Fund; or

                  (iv) arise as a result of any failure by the Fund, the
            Distributor or the Adviser to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

                  (v) arise out of or result from any material breach of any representation and/or warranty made by the Fund, the Distributor or the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser, the Distributor or the Fund; or

                  (vi) arise out of or result from the incorrect or untimely calculation or reporting by the Fund, the Distributor, the Adviser or any service provider of the foregoing Parties of the daily net asset value per share (subject to Section 1.10 of this Agreement) or dividend or capital gain distribution rate;

as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof. This indemnification is in addition to and apart from the responsibilities and obligations of the Adviser specified in Article VI hereof.

            (b) The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

            (c) The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Adviser has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

            (d) The Company agrees promptly to notify the Adviser of the commencement of any litigation or proceeding against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

ARTICLE IX. Applicable Law

      9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions.

      9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X. Termination

      10.1. This Agreement shall terminate:

            (a) at the option of any party, with or without cause, with respect to some or all Portfolios, upon sixty (60) days advance written notice delivered to the other parties; or

            (b) at the option of the Company by written notice to the other parties with respect to any Portfolio based upon the Company's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or

            (c) at the option of the Company by written notice to the other parties with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

            (d) at the option of the Fund, Distributor or Adviser in the event that formal administrative proceedings are instituted against the Company by the NASD, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Fund shares, if, in each case, the Fund, Distributor or Adviser, as the case may be, reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

            (e) at the option of the Company in the event that formal administrative proceedings are instituted against the Fund, the Distributor or the Adviser by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, if the Company reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund, the Distributor or the Adviser to perform their obligations under this Agreement; or

            (f) at the option of the Company by written notice to the Fund with respect to any Portfolio if the Company reasonably believes that the Portfolio will fail to meet the Section 817(h) diversification requirements or Subchapter M qualifications specified in Article VI hereof; or

            (g) at the option of any non-defaulting party hereto in the event of a material breach of this Agreement by any party hereto (the "defaulting party") other than as described in Section 10.1(a)-(h); provided, that the non-defaulting party gives written notice thereof to the defaulting party, with copies of such notice to all other non-defaulting parties, and if such breach shall not have been remedied within thirty (30) days after such written notice is given, then the non-defaulting party giving such written notice may terminate this Agreement by giving thirty (30) days written notice of termination to the defaulting party; or

            (h) at any time upon written agreement of all parties to this Agreement.

      10.2. Notice Requirement

      No termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties of its intent to terminate, which notice shall set forth the basis for the termination. Furthermore,

            (a) in the event any termination is based upon the provisions of
Article VII, or the provisions of Section 10.1(a) of this Agreement, the prior written notice shall be given in advance of the effective date of termination as required by those provisions unless such notice period is shortened by mutual written agreement of the parties;

            (b) in the event any termination is based upon the provisions of
Section 10.1(d), 10.1(e) or 10.1(g) of this Agreement, the prior written notice shall be given at least sixty (60) days before the effective date of termination; and

            (c) in the event any termination is based upon the provisions of
Section 10.1(b), 10.1(c) or 10.1(f), the prior written notice shall be given in advance of the effective date of termination, which date shall be determined by the party sending the notice.

      10.3. Effect of Termination

      Notwithstanding any termination of this Agreement, other than as a result of a failure by either the Fund or the Company to meet Section 817(h) of the Code diversification requirements, the Fund, the Distributor and the Adviser shall, at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.3 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

      10.4. Surviving Provisions

      Notwithstanding any termination of this Agreement, each party's obligations under Article VIII to indemnify other parties shall survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement shall also survive and not be affected by any termination of this Agreement.

ARTICLE XI. Notices

      Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties.

      If to the Company:

            RiverSource Life Insurance Co. of New York
            1765 Ameriprise Financial Center
            Minneapolis, MN 55474
            Attention: Vice President

      If to the Fund:

            Wanger Advisors Trust
            227 West Monroe Street
            Suite 3000

            Chicago, IL 60606
            Attention: Secretary

      If to the Adviser:

            Columbia Wanger Asset Management, L.P.
            227 West Monroe Street
            Suite 3000
            Chicago, IL 60606
            Attention: Secretary

         If to the Distributor:

            Columbia Management Distributors, Inc.
            One Financial Center
            Boston, MA 02111
            Attention: Secretary

ARTICLE XII. Miscellaneous

      12.1. Notwithstanding anything to the contrary contained in this Agreement, in addition and not in lieu of other provisions in this Agreement:

            (a) "Confidential Information" includes, but is not limited to all proprietary and confidential information of the Company and its subsidiaries, affiliates and licensees (collectively, the "Protected Parties") for purposes of this Section 12.1), including without limitation all information regarding the customers of the Protected Parties, or the accounts, account numbers, names, addresses, social security numbers or any other personal identifier of such customers, or any information derived therefrom.

            (b) Neither the Fund, the Adviser, nor the Distributor may use or disclose Confidential Information for any purpose other than to carry out the purpose for which Confidential Information was provided to the Fund, the Adviser or the Distributor (or by the Fund, the Adviser or the Distributor to any service providers thereof) as set forth in this Agreement; and the Fund, the Adviser and the Distributor agree to require that all of their employees, agents and representatives, or any party to whom the Fund, the Adviser or the Distributor may provide access to or disclose Confidential Information to limit the use and disclosure of Confidential Information to that purpose.

            (c) The Company may not use or disclose any information that the Fund, the Adviser or the Distributor may designate from time to time as proprietary. Such designation will be made in writing to the Company. Likewise, to the extent not otherwise covered in this Section 12.1, neither the Fund, the Advisor nor the Distributor may use or disclose any information that the Company may designate from time to time as proprietary. Such designation will be made in writing to the Fund.

            (d) The Fund, the Adviser and the Distributor agree to implement appropriate measures designed to ensure the security and confidentiality of Confidential Information and any other information designated as proprietary pursuant to Section 12.1(c), to protect such information against any anticipated threats or hazards to the security or integrity of such information, and to protect against unauthorized access to, or use of, Confidential Information and any other information designated as proprietary pursuant to Section 12.1(c) that could result in substantial harm or inconvenience to any customer or Protected Parties; the Fund, the Adviser and the Distributor further agree to cause all their agents, representatives or subcontractors of, or any other party to whom the Fund, the Adviser or the Distributor may provide access to or disclose Confidential Information and any other information designated as proprietary pursuant to Section 12.1(c) to implement appropriate measures designed to meet the obligations set forth in this Section 12.1. The Company agrees to implement appropriate measures designed to ensure the security and confidentiality of information designated by the Fund, the Advisor or the Distributor as proprietary in accordance with Section 12.1(c).

            (e) The Company, the Fund, the Adviser and the Distributor acknowledge that any breach of the agreements in this Section 12.1 would result in immediate and irreparable harm to the Protected Parties or alternatively to the Fund, the Adviser or the Distributor, for which there would be no adequate remedy at law and agree that in the event of such a breach, the Protected Parties or alternatively the Fund, the Adviser or the Distributor, will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

      12.2. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

      12.3. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

      12.4. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

      12.5. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

      12.6. Any controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be settled by arbitration in a forum jointly selected by the relevant parties (but if applicable law requires some other forum, then such other forum) in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The number of arbitrators will be three, one of whom will be appointed by the Company or an affiliate, one of whom will be appointed by the Fund and/or the Adviser or an affiliate, and the third of whom will be selected by mutual agreement, if possible, within 30 days of the selection of the second arbitrator and thereafter by the administering authority. The place of arbitration will be New York, NY. The arbitrators will have no authority to award punitive damages or any other damages not measured by the prevailing party's actual damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement. Any party may make an application to the arbitrators seeking injunctive relief to maintain the status quo until such time as the arbitration award is rendered or the controversy is otherwise resolved. Any party may apply to any court having jurisdiction hereof and seek injunctive relief in order to maintain the status quo until such time as the arbitration award is rendered or the controversy is otherwise resolved.

      12.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

      12.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

      12.9. The Company agrees that the obligations assumed by the Fund, Distributor and the Adviser pursuant to this Agreement shall be limited in any case to the Fund, Distributor and Adviser and their respective assets and the Company shall not seek satisfaction of any such obligation from the shareholders of the Fund, Distributor or the Adviser, the Directors, officers, employees or agents of the Fund, Distributor or Adviser, or any of them.

      12.10. The Fund, the Distributor and the Adviser agree that the obligations assumed by the Company pursuant to this Agreement shall be limited in any case to the Company and its assets and neither the Fund, Distributor nor Adviser shall seek satisfaction of any such obligation from the shareholders of the Company, the directors, officers, employees or agents of the Company, or any of them.

      12.11. No provision of this Agreement may be deemed or construed to modify or supersede any contractual rights, duties, or indemnifications, as between the Adviser and the Fund, and the Distributor and the Fund.

      12.12 The parties to this Agreement may amend this Agreement in writing from time to time to reflect changes in or relating to the Contracts, the Portfolios available under the Contracts and other terms of this Agreement.

      12.13 A copy of the Agreement and Declaration of Trust of the Fund is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the Fund by an officer of the Fund in his or her capacity as an officer of the Fund and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the trustees, officers or shareholders individually but are binding only upon the assets and property of the Fund. Furthermore, notice is given that the assets and liabilities of each series of the Fund is separate and distinct and that the obligations of or arising out of this Agreement with respect to the series of the Fund are several and not joint, and to the extent not otherwise reasonably allocated among such series by the trustees of the Fund, shall be deemed to have been allocated in accordance with the relative net assets of such series, and Company agrees not to proceed against any series for the obligations of another series.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

                                     COMPANY

RIVERSOURCE LIFE INSURANCE CO.                    Attest:

By:    /s/ Patrick H. Carey III               By: /s/ Betsy Hannum
       -----------------------------------        ------------------------------
Name:  Patrick H. Carey III                           Name: Betsy Hannum
Title: Vice President                                 Title: Assistant Secretary

WANGER ADVISORS TRUST

By:    /s/ Bruce H. Lauer
       -----------------------------------
Name:  Bruce H. Lauer
Title: Vice President, Treasurer and
       Secretary

COLUMBIA WANGER ASSET MANAGEMENT, L.P.

By:    /s/ Bruce H. Lauer
       -----------------------------------
Name:  Bruce H. Lauer
Title: COO

COLUMBIA MANAGEMENT DISTRIBUTORS, INC.

By:    /s/ Michael A. Jin
       -----------------------------------
Name:  Michael A. Jin
Title: President

                                   SCHEDULE A

                       RiverSource Life Insurance Company

                     Account, Contract, Fund and Portfolios

SEPARATE ACCOUNT             CONTRACT           CONTRACT NAME           FUND                PORTFOLIOS
NAME; DATE ESTABLISHED       FORM NO.
BY BOARD OF DIRECTORS
RIVERSOURCE VARIABLE          272876            RiverSource             Wanger Advisors     International Small Cap;
ANNUITY ACCOUNT (prior to                       Signature  Select       Trust               U.S. Smaller Companies
January 1, 2007:                                Variable Annuity
American Enterprise
Variable Annuity Account ),
established
July 15, 1987.

                              272876            RiverSource Signature   Wanger Advisors     International Small Cap;
                                                One Select Variable     Trust               U.S. Smaller Companies
                                                Annuity

                              272646            RiverSource             Wanger Advisors     International Small Cap;
                              272877            Innovations Select      Trust               U.S. Smaller Companies
                                                Variable Annuity

                              271491            RiverSource             Wanger Advisors     International Small Cap;
                              271496            FlexChoice Select       Trust               U.S. Smaller Companies
                                                Variable Annuity

                              272646            RiverSource Endeavor    Wanger Advisors     International Small Cap;
                              272877            Select Variable         Trust               U.S. Smaller Companies
                                                Annuity

                              272876            RiverSource             Wanger Advisors     International Small Cap;
                                                AccessChoice Select     Trust               U.S. Smaller Companies
                                                Variable Annuity

                              272646            RiverSource             Wanger Advisors     International Small Cap;
                              272877            Innovations Classic     Trust               U.S. Smaller Companies
                                                Select Variable
                                                Annuity

                              43431             RiverSource Signature   Wanger Advisors     International Small Cap;
                                                Variable Annuity        Trust               U.S. Smaller Companies

                              240180            RiverSource Signature   Wanger Advisors     International Small Cap;
                                                One  Variable Annuity   Trust               U.S. Smaller Companies

                              272646            Wells Fargo             Wanger Advisors     U.S. Smaller Companies
                              272877            Advantage Select        Trust
                                                Variable Annuity

                              272876            Wells Fargo Advantage   Wanger Advisors     U.S. Smaller Companies
                                                Builder Select          Trust
                                                Variable Annuity

                              272876            Wells Fargo Advantage   Wanger Advisors     U.S. Smaller Companies
                                                Choice  Variable        Trust
                                                Annuity

                              340343            Evergreen Essential     Wanger Advisors     U.S Smaller Companies

                                                Select Variable         Trust
                                                Annuity

                              271491            Evergreen Privilege     Wanger Advisors     U.S. Smaller Companies
                              271496            Select Variable         Trust
                                                Annuity

                              240343            Evergreen New           Wanger Advisors     U.S. Smaller Companies
                                                Solutions Select        Trust
                                                Variable Annuity

                              272876            Evergreen Pathways      Wanger Advisors     U.S. Smaller Companies
                                                Select Variable         Trust
                                                Annuity

SEPARATE ACCOUNT             CONTRACT           CONTRACT NAME           FUND                PORTFOLIOS
NAME; DATE ESTABLISHED       FORM NO.
BY BOARD OF DIRECTORS
RIVERSOURCE VARIABLE          37022             RiverSource             Wanger Advisors     International Small Cap;
LIFE ACCOUNT (prior to                          Signature Variable      Trust               U.S. Smaller Companies
January 1, 2007: American                       Universal Life
Enterprise Variable Life
Account), established July
15, 1987.


SEPARATE ACCOUNT             CONTRACT           CONTRACT NAME           FUND                PORTFOLIOS
NAME; DATE ESTABLISHED       FORM NO.
BY BOARD OF DIRECTORS
RIVERSOURCE VARIABLE          30060             RiverSource Variable    Wanger Advisors     International Small Cap;
LIFE SEPARATE ACCOUNT                           Universal Life          Trust               U.S. Smaller Companies
(prior to January 1, 2007:                      Insurance(SM)
IDS Life Variable Life
Separate Account),
established October 16,
1985).

                              30061             RiverSource Variable    Wanger Advisors     International Small Cap;
                                                Universal Life II       Trust               U.S. Smaller Companies

                              30090             RiverSource Variable    Wanger Advisors     International Small Cap;
                                                Second-To-Die Life      Trust               U.S. Smaller Companies
                                                Insurance(SM)

                              39090C            RiverSource             Wanger Advisors     International Small Cap;
                                                Succession Select(SM)   Trust               U.S. Smaller Companies
                                                Variable Life
                                                Insurance

                              39061             RiverSource Variable    Wanger Advisors     International Small Cap;
                                                Universal Life III      Trust               U.S. Smaller Companies

SEPARATE ACCOUNT             CONTRACT           CONTRACT NAME           FUND                PORTFOLIOS
NAME; DATE ESTABLISHED       FORM NO.
BY BOARD OF DIRECTORS
                              39061             RiverSource Variable    Wanger Advisors     International Small Cap;
                                                Universal Life IV and   Trust               U.S. Smaller Companies
                                                RiverSource Variable
                                                Universal Life IV --
                                                Estate Series

                              132019            RiverSource Single      Wanger Advisors     International Small Cap;
                                                Premium Variable Life   Trust               U.S. Smaller Companies
                                                Insurance

RIVERSOURCE VARIABLE          31043-NQ        RiverSource               Wanger Advisors       International Small Cap;
ACCOUNT 10                    31045-IRA       Retirement Advisor        Trust                 U.S. Smaller Companies
(prior to January 1, 2007:    31046-NQ        Variable Annuity(R)
IDS Life Variable Account     31047-Q         and RiverSource
10), established August 23,   31048-IRA       Retirement Advisor
1995.                                         Variable Annuity --
                                              BAND 3

                              31043-NQ        RiverSource               Wanger Advisors       International Small Cap;
                              31045-IRA       Retirement Advisor        Trust                 U.S. Smaller Companies
                              31046-NQ        Advantage(SM) Variable
                              31047-Q         Annuity
                              31048-IRA

                              131041          RiverSource               Wanger Advisors       International Small Cap;
                              131042          Retirement Advisor        Trust                 U.S. Smaller Companies
                              131043          Select Variable
                                              Annuity

                              31043A          RiverSource               Wanger Advisors       International Small Cap;
                                              Retirement Advisor        Trust                 U.S. Smaller Companies
                                              Advantage(SM) Plus
                                              Variable Annuity

                              131041A         RiverSource               Wanger Advisors       International Small Cap;
                                              Retirement Advisor        Trust                 U.S. Smaller Companies
                                              Select(SM) Plus Variable
                                              Annuity

                              131101-US       RiverSource               Wanger Advisors       International Small Cap;
                                              Retirement Advisor 4      Trust                 U.S. Smaller Companies
                                              Advantage(SM)
                                              Variable Annuity

                              131102-US       RiverSource               Wanger Advisors       International Small Cap;
                                              Retirement Advisor 4      Trust                 U.S. Smaller Companies
                                              Select(SM) Variable
                                              Annuity

                              131103-US       RiverSource               Wanger Advisors       International Small Cap;
                                              Retirement Advisor        Trust                 U.S. Smaller Companies
                                              Access(SM) Variable
                                              Annuity

                                   SCHEDULE B

                                    EXPENSES

      The Fund and/or the Distributor and/or Adviser, and the Company will coordinate the functions and pay the costs of the completing these functions based upon an allocation of costs in the tables below. Costs shall be allocated to reflect the Fund's share of the total costs determined according to the number of pages of the Fund's respective portions of the documents.

ITEM                           FUNCTION                    PARTY RESPONSIBLE           PARTY RESPONSIBLE
                                                           FOR COORDINATION            FOR EXPENSE
Mutual Fund Prospectus         Electronic copy of          Company                     Current - Fund
                               combined prospectuses                                   Prospective - Company
                               made available

                               Distribution (including     Company                     Fund
                               postage) to Current
                               Clients

                               Distribution (including     Company                     Company
                               postage) to Prospective
                               Clients

Product Prospectus             Printing and Distribution   Company                     Company
                               for Current and
                               Prospective Clients

Mutual Fund Prospectus         Electronic copy, if         Fund, Distributor or        Fund, Distributor or
Update & Distribution          Required by Fund,           Adviser                     Adviser
                               Distributor or Adviser

                               If Required by Company      Company (Fund,              Company
                                                           Distributor or Adviser to
                                                           provide Company with
                                                           document in PDF format)

Product Prospectus Update &    If Required by Fund,        Company                     Fund, Distributor or
Distribution                   Distributor or Adviser                                  Adviser

                               If Required by Company      Company                     Company

ITEM                           FUNCTION                    PARTY RESPONSIBLE           PARTY RESPONSIBLE
                                                           FOR COORDINATION            FOR EXPENSE
Mutual Fund SAI                Printing                    Fund, Distributor or        Fund, Distributor or
                                                           Adviser                     Adviser

                               Distribution (including     Party who receives the      Party who receives the
                               postage)                    request                     request

Product SAI                    Printing                    Company                     Company

                               Distribution                Company                     Company

Proxy Material for Mutual      Electronic copy of proxy    Fund, Distributor or        Fund, Distributor or
Fund                           if required by Law          Adviser                     Adviser

                               Distribution (including     Company                     Fund, Distributor or
                               labor) if proxy required                                Adviser
                               by Law

                               Printing &                  Company                     Company
                               distribution if
                               required by Company

Mutual Fund Annual &           Electronic copy made        Fund, Distributor or        Fund, Distributor or
Semi-Annual Report             available                   Adviser                     Adviser

                               Distribution                Company                     Fund, Distributor or
                                                                                       Adviser

Operations of the Accounts     Federal registration of     Company                     Company
                               units of separate account
                               (24f-2 fees)